SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549


Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 1997


Lone Star Industries, Inc.
(Exact name of registrant as specified in its charter)


Delaware                        1-2333            13-0982660
(State or other jurisdiction   (Commission       (IRS Employer
 of incorporation)            File Number)      Identification No.)



300 First Stamford Place, P. O. Box 120014, Stamford, CT 06912-0014
(Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code  (203) 969-8600



ITEM 5.  OTHER EVENTS.

     On March 21, 1997 Lone Star Industries, Inc. made public disclosure of the following by a press release for immediate release:

Stamford,  Connecticut,  March   21,  1997  --  Lone Star Industries,  Inc.
(NYSE/LCE)  announced today that it has privately placed $50 million in
aggregate principal amount of 7.31% Senior Notes due 2007.   Proceeds will
be used to redeem the remaining $50 million of outstanding 10% Senior
Notes at a redemption price of par plus accrued interest. The redemption of the existing Senior Notes will take place on April 21, 1997.

Lone Star Industries, Inc. is a producer of cement, ready-mixed concrete, sand and gravel, crushed stone, and other construction materials.





SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Lone Star Industries, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  LONE STAR INDUSTRIES, INC.

                                  By: /s/ James W. Langham
                                      James W. Langham
                                      Vice President


Date:  March 21, 1997